EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Fahnestock Viner Holdings Inc. on Form S-8, to register 56,000 Class A non-voting shares filed on December 13, 2002, of our report dated June 15, 2002, on our audit of the financial statements and supplemental schedules of the Fahnestock & Co. Inc. 401(k) Plan (the "Plan") as of and for the year ended December 31, 2001, which report was previously filed as an exhibit to the Plan’s Annual Report on Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 13, 2002